UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its Charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31850 Northwestern Highway, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2014, Agree Realty Corporation (the “Company”) announced that Brian R. Dickman had been appointed the Chief Financial Officer and Secretary of the Company, effective February 11, 2014. Mr. Dickman, 38, was previously a New York-based real estate investment banker and has completed capital markets and advisory transactions with an aggregate value of over $30 billion during his career. He most recently served as a Director in the Real Estate Investment Banking Group at RBC Capital Markets where he covered public and private real estate companies, including Agree Realty and other net lease REITs. Mr. Dickman previously held similar positions at Lehman Brothers and Barclays.

The Company and Mr. Dickman have entered into an Employment Agreement (the “Agreement”). Pursuant to the Agreement, Mr. Dickman will be granted a restricted stock award covering shares with a value of approximately $165,000, which award will vest in five consecutive annual installments beginning on February 11, 2015. Mr. Dickman has also agreed to purchase $50,000 of Company stock on the open market over the next 30 days, subject to the Company’s insider trading policies.

The Agreement provides for an initial annual salary of $257,500 and entitles Mr. Dickman to participate in the Company’s annual incentive plan and long term incentive plan. Mr. Dickman will also be entitled to participate with other executive officers in the Company’s employee fringe benefit plans and will be reimbursed for certain relocation expenses. In addition, the Agreement provides for certain benefits upon termination of Mr. Dickman’s employment under certain circumstances, including a change of control of the Company, as defined in the Agreement.

The foregoing does not constitute a complete summary of the terms of the Agreement and reference is made to the complete form of the Agreement that is attached as Exhibit 10.1 to this report and hereby incorporated by reference herein.

Also effective February 11, 2014, Alan D. Maximiuk, the Company’s current Chief Financial Officer, will no longer serve in that position but will remain with the Company as Vice President, Finance & Accounting.

In a press release dated January 6, 2014, the Company announced the appointment of Mr. Dickman. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement, dated January 2, 2014, between Agree Realty Corporation and Brian R. Dickman.

99.1	Press Release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: January 6, 2014	By:	/s/ JOEY AGREE
Joey Agree, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated January 2, 2014, between Agree Realty Corporation and Brian R. Dickman

99.1	Press Release, dated January 6, 2014.